                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 13, 2003
                                                           -------------





                              LIN TV CORP.
             (Exact name of registrant as specified in its charter)

      Delaware                001-31331               05-0501252
------------------        -------------------    -------------------------------
  (State or other         (Commission File          (IRS Employer
  jurisdiction of              Number)           Identification No.)
   incorporation)


                         LIN TELEVISION CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware               000-25206                13-3581627
------------------        -------------------    -------------------------------
  (State or other         (Commission File                  (IRS
   jurisdiction of             Number)                    Employer
   incorporation)                                     Identification
                                                           No.)



 Four Richmond Square, Suite 200, Providence, Rhode Island 02906__
 --------------------------------------------------------- -------
               (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code: (401) 454-2880
                                                    --------------



     --------------------------------------------------------
   (Former name or former address, if changed since last report)
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Item  5. Other Events.


      On June 13, 2003, LIN TV Corp. and its wholly-owned subsidiary LIN Television Corporation ("LIN"), completed the previously announced sale of the broadcast licenses and operating assets of its television stations in Abilene and San Angelo, Texas to Mission Broadcasting, Inc. for approximately $10 million in cash, which includes a $1.5 million deposit paid by Mission Broadcasting to LIN on December 13, 2002. The stations, which are both NBC affiliates, are KRBC-TV, Channel 9 serving Abilene, and KACB-TV, Channel 3 serving San Angelo.

     On December 13, 2002, LIN and Mission Broadcasting entered into an agreement for the sale of the stations, which was subject to Federal Communications Commission approval. Mission Broadcasting has been providing programming and advertising services for both stations under a local marketing agreement since January 1, 2003.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          LIN TV Corp.
                                          LIN Television Corporation

Date:  June 17, 2003                      By:      /s/ William A. Cunningham
                                               ------------------------------
                                          Name:    William A. Cunningham
                                          Title:   Vice President and Controller